Phoenix Investment Partners

                              Prospectus

                                               August 27, 1999



- -------- Engemann

         Phoenix-Engemann
         Small Cap Fund



- -------- Seneca

         Phoenix-Seneca
         Equity Opportunities Fund

         Phoenix-Seneca
         Strategic Theme Fund


                                       Neither the Securities and Exchange
                                       Commission nor any state securities
                                       commission has approved or
                                       disapproved of these securities or
                                       determined if this prospectus is
                                       truthful or complete. Any representation to the contrary is a criminal offense.

                                       This prospectus contains important
                                       information that you should know
                                       before investing in the Phoenix-Engemann
                                       Small Cap Fund, Phoenix-Seneca Equity
                                       Opportunities Fund, and Phoenix-Seneca
                                       Strategic Theme Fund.

[logo] PHOENIX
       INVESTMENT PARTNERS

  TABLE OF CONTENTS
--------------------------------------------------------------------------------
  Phoenix-Engemann Small Cap Fund
     Investment Risk and Return Summary.....................................   1
     Fund Expenses..........................................................   4
     Management of the Fund.................................................   5

  Phoenix-Seneca Equity Opportunities Fund

     Investment Risk and Return Summary.....................................   7
     Fund Expenses..........................................................  10
     Management of the Fund.................................................  11
  Phoenix-Seneca Strategic Theme Fund
     Investment Risk and Return Summary.....................................  14
     Fund Expenses..........................................................  17
     Management of the Fund.................................................  18
  Additional Investment Techniques..........................................  20
  Pricing of Fund Shares....................................................  21
  Sales Charges.............................................................  22
  Your Account..............................................................  24
  How to Buy Shares.........................................................  26
  How to Sell Shares........................................................  26
  Things You Should Know When Selling Shares................................  27
  Account Policies..........................................................  28
  Investor Services.........................................................  29

  Tax Status of Distributions...............................................  30

  Financial Highlights......................................................  31

  Additional Information....................................................  35


[triangle]  Phoenix
            Strategic
            Equity
            Series
            Fund

PHOENIX-ENGEMANN SMALL CAP FUND
INVESTMENT RISK AND RETURN SUMMARY
-------------------------------------------------------------------------------

INVESTMENT OBJECTIVE

Phoenix-Engemann Small Cap Fund has an investment objective of long-term capital growth. There is no guarantee that the fund will achieve its objective.


PRINCIPAL INVESTMENT STRATEGIES

[arrow] The fund invests primarily in stocks of companies with total market capitalizations of $1.5 billion or less at the time of investment. The fund may invest in both U.S. and foreign (non-U.S.) issuers.

[arrow] The subadviser selects companies that it believes have the potential for long-term, rapid growth. Companies are selected on the basis of their:

        [bullet] ability to expand existing product lines, introduce new products and expand geographically,

        [bullet] market share gains,

        [bullet] improved operating efficiency, and

        [bullet] unexploited themes or acquisitions.

        Additionally, the fund seeks companies with strong financial structures and strong fundamental prospects.

[arrow] Any income derived from investments will be incidental.

[arrow] The subadviser's investment strategy may result in a higher portfolio turnover rate for the fund. High portfolio turnover rates may increase costs to the fund, may negatively affect fund performance, and may increase capital gains distributions, resulting in greater tax liability to you.

[arrow] Securities are evaluated for sale when they fail to meet the subadviser's expectations.


Temporary Defensive Strategy: When, in the subadviser's opinion, adverse market or economic conditions warrant, any part of the fund's assets may be held in cash or money market instruments, including U.S. Treasury obligations maturing within one year from the date of purchase. In such instances, the fund may not achieve its stated objective.


Please refer to the Statement of Additional Information for more detailed information about these and other investment techniques of the fund.


PRINCIPAL RISKS

If you invest in this fund, you risk that you may lose your investment.

                                               Phoenix-Engemann Small Cap Fund 1

GENERAL


The value of the fund's investments that support your share value can decrease as well as increase. If between the time you purchase shares and the time you sell shares the value of the fund's investments decreases, you will lose money.


Conditions affecting the overall economy, specific industries or companies in which the fund invests can be worse then expected. As a result, the value of your shares may decrease.


SMALL CAPITALIZATIONS

Given the limited operating history and rapidly changing fundamental prospects, investment returns from smaller capitalization companies can be highly volatile. Small capitalization companies may be affected to a greater extent to changes in economic conditions and conditions in particular industries, are subject to varying patterns of trading volume and may, at times, be more difficult to sell. Focusing fund investments in small companies may also subject the fund to greater risks than a fund that invests in a broad range of securities that do not have the potential to appreciate, and companies with small capitalizations may find it more difficult to raise capital.


GROWTH STOCKS


Because growth stocks typically make little or no dividend payments to shareholders, return is based on a stock's capital appreciation, making return more dependent on market increases and decreases. Growth stocks are therefore more volatile than non-growth stocks to market changes.



FOREIGN INVESTING

Foreign markets and currencies may not perform as well as U.S. markets. Political and economic uncertainty in foreign countries, as well as less public information about foreign investments may negatively impact the fund's portfolio. Dividends and other income payable on foreign securities may be subject to foreign taxes. Some investments may be made in currencies other than U.S. dollars that will fluctuate in value as a result of changes in the currency exchange rate.


IMPACT OF THE YEAR 2000 ISSUE ON FUND INVESTMENTS

The year 2000 issue is the result of computer programs being written using two rather than four digits to define the applicable year. There is the possibility that some or all of an entity's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If an entity whose securities are held by the fund does not "fix" its Year 2000 issue it is possible that its operations and financial results would be hurt. Also the cost of modifying computer programs to become Year 2000 compliant may hurt the financial performance and market price of companies whose securities are held by the fund.


2 Phoenix-Engemann Small Cap Fund

PERFORMANCE TABLES

The bar chart and table below provide some indication of the risks of investing in the Phoenix-Engemann Small Cap Fund. The bar chart shows changes in the fund's Class A Shares performance from year to year.(1) The table below shows how the fund's average annual returns for one year and for the life of the fund compare to those of a broad-based securities market index. The fund's past performance is not necessarily an indication of how the fund will perform in the future.


[graphic omitted]

                               ANNUAL RETURN (%)

                                 CALENDAR YEAR
                             1996     1997     1998

                            29.96     9.51     11.40


(1) The fund's average annual returns in the chart above do not reflect the deduction of any sales charges. The returns would have been less than those shown if sales charges were deducted. During the period shown in the chart above, the highest return for a quarter was 30.34% (quarter ending December 31, 1998) and the lowest return for a quarter was (15.62)% (quarter ending March 31,
1997). Year to date performance (through June 30, 1999) is 5.99%.


-----------------------------------------------------------------------------------------------------------------
   Average Annual Total Returns
   (for the periods ending 12/31/98)(1)                               One Year           Life of the Fund(2)
-----------------------------------------------------------------------------------------------------------------
   Class A Shares                                                       6.12%                   24.37%
-----------------------------------------------------------------------------------------------------------------
   Class B Shares                                                       6.71%                   24.96%
-----------------------------------------------------------------------------------------------------------------
   Russell 2000 Growth Index (3)                                        1.23%                   9.57%
-----------------------------------------------------------------------------------------------------------------

(1) The fund's average annual returns in the table above reflect the deduction of the maximum sales charge for an investment in the fund's Class A Shares and a full redemption in the fund's Class B Shares.

(2) Since October 16, 1995.

(3) The Russell 2000 Growth Index is a commonly used, unmanaged indicator of stock market total return performance for small-cap companies with above-average growth orientation. The index does not reflect sales charges.


                                               Phoenix-Engemann Small Cap Fund 3

FUND EXPENSES
--------------------------------------------------------------------------------

This table illustrates all fees and expenses that you may pay if you buy and hold shares of the fund.

                                                                   CLASS A                  CLASS B
                                                                   SHARES                    SHARES
                                                                   ------                    ------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (load) Imposed on Purchases (as a
percentage of offering price)                                       4.75%                     None
Maximum Deferred Sales Charge (load) (as a percentage of
the lesser of the value redeemed or the amount invested)            None                     5%(a)
Maximum Sales Charge (load) Imposed on Reinvested                                             None
Dividends                                                           None
Redemption Fee                                                      None                      None
Exchange Fee                                                        None                      None
                                                          ----------------------------------------------------

                                                                   CLASS A                  CLASS B
                                                                   SHARES                    SHARES
                                                                   ------                    ------
ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM FUND ASSETS)
Management Fees                                                     0.75%                    0.75%
Distribution and Service (12b-1) Fees (b)                           0.25%                    1.00%
Other Expenses                                                      0.46%                    0.46%
                                                                    ----                     ----
TOTAL ANNUAL FUND OPERATING EXPENSES                                1.46%                    2.21%
                                                                    ====                     ====

- ----------
(a) The maximum deferred sales charge is imposed on Class B Shares redeemed during the first year; thereafter, it decreases 1% annually to 2% during the fourth and fifth years and to 0% after the fifth year.

(b) Distribution and Service Fees represent an asset-based sales charge that, for a long-term shareholder, may be higher than the maximum front-end sales charge permitted by the National Association of Securities Dealers, Inc. ("NASD").


EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. In the case of Class B Shares, it is assumed that your shares are converted to Class A after eight years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

4 Phoenix-Engemann Small Cap Fund

------------------------------------------------------------------------------------------------------------------
   CLASS                       1 YEAR                3 YEARS               5 YEARS               10 YEARS
------------------------------------------------------------------------------------------------------------------
   Class A                      $617                  $915                  $1,235                $2,138
------------------------------------------------------------------------------------------------------------------
   Class B                      $624                  $891                  $1,185                $2,355
------------------------------------------------------------------------------------------------------------------

You would pay the following expenses if you did not redeem your shares:

------------------------------------------------------------------------------------------------------------------
   CLASS                       1 YEAR                3 YEARS               5 YEARS               10 YEARS
------------------------------------------------------------------------------------------------------------------

   Class B                      $224                  $691                  $1,185                $2,355
------------------------------------------------------------------------------------------------------------------


MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------

THE ADVISERS

Phoenix Investment Counsel, Inc. ("Phoenix") is the investment adviser to the fund and is located at 56 Prospect Street, Hartford, CT 06115. Phoenix also acts as the investment adviser for 14 other mutual funds, as subadviser to three mutual funds and as adviser to institutional clients. As of December 31, 1998, Phoenix had $23.9 billion in assets under management. Phoenix has acted as an investment adviser for over sixty years.

Roger Engemann & Associates, Inc. ("Engemann") is the investment subadviser to the fund and is located at 600 North Rosemead Boulevard, Pasadena, California 91107. Engemann acts as adviser to six mutual funds, as subadviser to four other mutual funds and acts as investment adviser to institutions and individuals. As of December 31, 1998, Engemann had $5.9 billion in assets under management. Engemann has been an investment adviser since 1969.


Subject to the direction of the fund's Board of Trustees, Phoenix is responsible for managing the fund's investment program and the general operations of the funds. Engemann, as subadviser, is responsible for day-to-day management of the fund's portfolio. Engemann manages the fund's assets to conform with the investment policies as described in this prospectus. The fund pays Phoenix a monthly investment management fee that is accrued daily against the value of that fund's net assets at the following rates:


------------------------------------------------------------------------------------------------------------------
                                                                    $1+ billion
                                          1(st) billion          through $2 billion           $2+ billion
------------------------------------------------------------------------------------------------------------------
   Management Fee                             0.75%                    0.70%                     0.65%
------------------------------------------------------------------------------------------------------------------

                                               Phoenix-Engemann Small Cap Fund 5

Phoenix pays Engemann a subadvisory fee at the following rates:



-------------------------------------------------------------------------------------------------------------------
                                           Up to          $323 million        $1+ billion
                                       $323 million    through $1 billion  through $2 billion     $2+ billion
-------------------------------------------------------------------------------------------------------------------
   Subadvisory Fee                         0.20%             0.375%              0.35%              0.325%
-------------------------------------------------------------------------------------------------------------------

During the fund's last fiscal year, the fund paid total management fees of $1,885,586. The ratio of management fees to average net assets for the fiscal year ended April 30, 1999 was 0.75%. The total advisory fee of 0.75% of the aggregate net assets of the fund is greater than that for most mutual funds; however, the Trustees have determined that it is comparable to fees charged by other mutual funds whose investment objectives are similar to those of the fund.


PORTFOLIO MANAGEMENT

Roger Engemann, James E. Mair and John S. Tilson head the team that is primarily responsible for the day-to-day management of the fund. Each is a Managing Director, Equities of Phoenix. Mr. Engemann has been President of Engemann since its inception in 1969. Messrs. Mair and Tilson are both Executive Vice Presidents of Portfolio Management of Engemann and both have been with Engemann since 1983. Messrs. Engemann and Mair have been Chartered Financial Analysts ("CFAs") since 1972, and Mr. Tilson has been a CFA since 1974.


IMPACT OF THE YEAR 2000 ISSUE ON FUND OPERATIONS


The Trustees have directed management to ensure that the systems used by service providers (Phoenix and its affiliates) in support of the funds' operations be assessed and brought into Year 2000 compliance. Based upon its assessments, Phoenix determined that it would be required to modify or replace portions of its software so that its computer systems would properly utilize dates beyond December 31, 1999. Phoenix management believes that the majority of these systems are already Year 2000 compliant. Phoenix believes that with modifications to existing software and conversions to new software, the Year 2000 issue will be mitigated. However, if the problem is not fully addressed, the fund may be negatively impacted.

Phoenix is utilizing both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. As of June 30, 1999, Phoenix mission-critical systems have been upgraded and tested for Year 2000 compliance. The total cost to become Year 2000 compliant is not an expense of the fund and is not expected to have a material impact on the operating results of Phoenix.

6 Phoenix-Engemann Small Cap Fund

PHOENIX-SENECA EQUITY OPPORTUNITIES FUND
INVESTMENT RISK AND RETURN SUMMARY
--------------------------------------------------------------------------------


INVESTMENT OBJECTIVE

Phoenix-Seneca Equity Opportunities Fund has an investment objective of long-term capital growth. There is no guarantee that the fund will achieve its objective.


Principal Investment Strategies

[arrow] Under normal circumstances, the fund will invest at least 65% of its total assets in common stocks.


[arrow] The subadviser uses a screening process to select stocks of companies that it believes are:

        [bullet] growing at the fastest rates;

        [bullet] producing quality, sustainable earnings;

        [bullet] well managed; and

        [bullet] reasonably valued relative to their growth rate and to the market.

[arrow] Stocks are reviewed for sale if:

        [bullet] earnings reports disappoint;

        [bullet] valuation levels reach the top of their historic levels; or

        [bullet] earnings momentum peaks.

[arrow] The fund may invest in both U.S. and foreign (non-U.S.) stocks of any type and from any industry.

[arrow] Any income derived from investments will be incidental.

[arrow] The subadviser's investment strategy may result in a higher portfolio turnover rate for the fund. High portfolio turnover rates may increase costs to the fund, may negatively affect fund performance, and may increase capital gains distributions, resulting in greater tax liability to you.


Temporary Defensive Strategy: When, in the subadviser's opinion, adverse market or economic conditions warrant, any part of the fund's assets may be held in cash or money market instruments, including U.S. Treasury obligations maturing within one year from the date of purchase. In such instances, the fund may not achieve its stated objective.

                                      Phoenix-Seneca Equity Opportunities Fund 7

Please refer to the Statement of Additional Information for more detailed information about these and other investment techniques of the fund.


PRINCIPAL RISKS

If you invest in this fund, you risk that you may lose your investment.


GENERAL

The value of the fund's investments that support your share value can decrease as well as increase. If between the time you purchase shares and the time you sell shares the value of the fund's investments decreases, you will lose money.

Conditions affecting the overall economy, specific industries or companies in which the fund invests can be worse than expected. As a result, the value of your shares may decrease.


GROWTH STOCKS


Because growth stocks typically make little or no dividend payments to shareholders, return is based on a stock's capital appreciation, making return more dependent on market increases and decreases. Growth stocks are therefore more volatile than non-growth stocks to market changes.



SMALL CAPITALIZATIONS

Given the limited operating history and rapidly changing fundamental prospects, investment returns from smaller capitalization companies can be highly volatile. Small capitalization companies may be affected to a greater extent to changes in economic conditions and conditions in particular industries, are subject to varying patterns of trading volume and may, at times, be more difficult to sell.


FOREIGN INVESTING

Foreign markets and currencies may not perform as well as U.S. markets. Political and economic uncertainty in foreign countries, as well as less public information about foreign investments may negatively impact the fund's portfolio. Dividends and other income payable on foreign securities may be subject to foreign taxes. Some investments may be made in currencies other than U.S. dollars that will fluctuate in value as a result of changes in the currency exchange rate.


IMPACT OF THE YEAR 2000 ISSUE ON FUND INVESTMENTS

The year 2000 issue is the result of computer programs being written using two rather than four digits to define the applicable year. There is the possibility that some or all of an entity's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If an entity whose securities are held by the fund does not "fix" its Year 2000 issue it is possible that its operations and financial results would be hurt.

8 Phoenix-Seneca Equity Opportunities Fund

Also the cost of modifying computer programs to become Year 2000 compliant may hurt the financial performance and market price of companies whose securities are held by the fund.


PERFORMANCE TABLES


The bar chart and table below provide some indication of the risks of investing in the Phoenix-Seneca Equity Opportunities Fund. The bar chart shows changes in the fund's Class A Shares performance from year to year over a 10-year period.(1) The table below shows how the fund's average annual returns for one, five and ten years and for the life of the fund compare to those of a broad-based securities market index. The fund's past performance is not necessarily an indication of how the fund will perform in the future.



[graphic omitted]


                               ANNUAL RETURN (%)

                                 CALENDAR YEAR
1989    1990    1991    1992    1993    1994    1995    1996    1997    1998

26.67   -6.59   23.17   16.80   13.35   -5.07   33.75   11.73   9.14    24.89


(1) The fund's average annual returns in the chart above do not reflect the deduction of any sales charges. The returns would have been less than those shown if sales charges were deducted. During the period shown in the chart above, the highest return for a quarter was 20.50% (quarter ending December 31, 1998) and the lowest return for a quarter was (14.36)% (quarter ending September 30, 1990). Year to date performance (through June 30, 1999) is 12.35%.


-------------------------------------------------------------------------------------------------------------------
                                                                                         Life of the Fund(2)
   Average Annual Total Returns                                                          -------------------------
   (for the periods ending 12/31/98)(1)     One Year      Five Years     Ten Years      Class A       Class B
-------------------------------------------------------------------------------------------------------------------
   Class A Shares                            18.89%         12.98%        13.52%         11.20%          --
-------------------------------------------------------------------------------------------------------------------
   Class B Shares                            20.18%          N/A            N/A            --          16.34%
-------------------------------------------------------------------------------------------------------------------
   Russell 2000 Growth Index(3)               1.23%         10.22%        11.54%       12.79%(4)       13.68%
-------------------------------------------------------------------------------------------------------------------

(1) The fund's average annual returns in the table above reflect the deduction of the maximum sales charge for an investment in the fund's Class A Shares and a full redemption in the fund's Class B Shares.

(2) Class A Shares since August 1, 1944 and Class B Shares since July 19, 1994.

(3) The Russell 2000 Growth Index is a commonly used, unmanaged indicator of stock market total return performance for small-cap companies with above-average growth orientation. The index does not reflect sales charges.

(4) Index performance since December 31, 1978, inception of the Russell 2000 Growth Index.

                                      Phoenix-Seneca Equity Opportunities Fund 9

FUND EXPENSES
--------------------------------------------------------------------------------
This table illustrates all fees and expenses that you may pay if you buy and hold shares of the fund.

                                                                   CLASS A                  CLASS B
                                                                   SHARES                    SHARES
                                                                   ------                    ------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (load) Imposed on Purchases (as a
percentage of offering price)                                       4.75%                     None
Maximum Deferred Sales Charge (load) (as a percentage of
the lesser of the value redeemed or the amount invested)            None                     5%(a)
Maximum Sales Charge (load) Imposed on Reinvested                                             None
Dividends                                                           None
Redemption Fee                                                      None                      None
Exchange Fee                                                        None                      None
                                                          ----------------------------------------------------

                                                                   CLASS A                  CLASS B
                                                                   SHARES                    SHARES
                                                                   ------                    ------
ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM FUND ASSETS)
Management Fees                                                     0.70%                    0.70%
Distribution and Service (12b-1) Fees (b)                           0.25%                    1.00%
Other Expenses                                                      0.29%                    0.29%
                                                                    ----                     ----
TOTAL ANNUAL FUND OPERATING EXPENSES                                1.24%                    1.99%
                                                                    ====                     ====

- ----------

(a) The maximum deferred sales charge is imposed on Class B Shares redeemed during the first year; thereafter, it decreases 1% annually to 2% during the fourth and fifth years and to 0% after the fifth year.

(b) Distribution and Service Fees represent an asset-based sales charge that, for a long-term shareholder, may be higher than the maximum front-end sales charge permitted by the National Association of Securities Dealers, Inc. ("NASD").


EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. In the case of Class B Shares, it is assumed that your shares are converted to Class A after eight years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

10 Phoenix-Seneca Equity Opportunities Fund

------------------------------------------------------------------------------------------------------------------
   CLASS                       1 YEAR                3 YEARS               5 YEARS               10 YEARS
------------------------------------------------------------------------------------------------------------------
   Class A                      $595                  $850                  $1,124                $1,904
------------------------------------------------------------------------------------------------------------------
   Class B                      $602                  $824                  $1,073                $2,123
------------------------------------------------------------------------------------------------------------------

You would pay the following expenses if you did not redeem your shares:

------------------------------------------------------------------------------------------------------------------
   CLASS                       1 YEAR                3 YEARS               5 YEARS               10 YEARS
------------------------------------------------------------------------------------------------------------------

   Class B                      $202                  $624                  $1,073                $2,123
------------------------------------------------------------------------------------------------------------------



MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------

THE ADVISERS

Phoenix Investment Counsel, Inc. ("Phoenix") is the investment adviser to the fund and is located at 56 Prospect Street, Hartford, CT 06115. Phoenix also acts as the investment adviser for 14 other mutual funds, as subadviser to three mutual funds and as adviser to institutional clients. As of December 31, 1998, Phoenix had $23.9 billion in assets under management. Phoenix has acted as an investment adviser for over sixty years.

Seneca Capital Management LLC ("Seneca") is the investment subadviser to the fund and is located at 909 Montgomery Street, San Francisco, California 94133. Seneca acts as a subadviser to nine other mutual funds and as investment adviser to institutions and individuals. As of December 31, 1998, Seneca had $5.9 billion in assets under management. Seneca has been (with its predecessor, GMG/Seneca Capital Management LP ("GMG/Seneca")) an investment adviser since 1989.


Subject to the direction of the fund's Board of Trustees, Phoenix is responsible for managing the fund's investment program and the general operations of the fund. Seneca, as subadviser, is responsible for day-to-day management of the fund's portfolio. Seneca manages the fund's assets to conform with the investment policies as described in this prospectus. The fund pays Phoenix a monthly investment management fee that is accrued daily against the value of the fund's net assets at the following rates:


                                     Phoenix-Seneca Equity Opportunities Fund 11

------------------------------------------------------------------------------------------------------------------

                                          $1(st) billion       $1+ billion through $2 billion      $2+ billion
------------------------------------------------------------------------------------------------------------------
   Management Fee                             0.70%                      0.65%                      0.60%
------------------------------------------------------------------------------------------------------------------

Phoenix pays Seneca a subadvisory fee at the following rates:

-------------------------------------------------------------------------------------------------------------------
                                          Up to           $184 million        $1+ billion
                                       $184 million    through $1 billion through $2 billion     $2+ billion
-------------------------------------------------------------------------------------------------------------------
   Subadvisory Fee                          0.20%             0.35%             0.325%              0.30%
-------------------------------------------------------------------------------------------------------------------

During the fund's last fiscal year, the fund paid total management fees of $1,352,558. The ratio of management fees to average net assets for the fiscal year ended April 30, 1999 was 0.70%.


PORTFOLIO MANAGEMENT

Investment and trading decisions for the fund are made by a team of managers and analysts headed by Gail P. Seneca. The team leaders, which include Ms. Seneca, Richard D. Little and Ronald K. Jacks, are primarily responsible for the day-to-day decisions related to the fund.


Gail P. Seneca. Ms. Seneca has served as Co-Manager of the fund since January 1998. She also serves as Co-Manager of the Phoenix-Seneca Strategic Theme Fund of Phoenix Strategic Equity Series Fund and of the Phoenix-Seneca Mid Cap Fund of Phoenix Multi-Portfolio Fund. Ms. Seneca also serves as a team leader for each of the Phoenix-Seneca Funds. Ms. Seneca has been the Chief Executive and Investment Officer of Seneca or GMG/Seneca since November 1989. From October 1987 until October 1989, she was Senior Vice President of the Asset Management Division of Wells Fargo Bank, and, from October 1983 to September 1987, she was Investment Strategist and Portfolio Manager for Chase Lincoln Bank, heading the fixed income division.

Richard D. Little. Mr. Little has served as Co-Manager of the fund since January 1998. He also serves as Co-Manager of the Phoenix-Seneca Strategic Theme Fund of Phoenix Strategic Equity Series Fund and of the Phoenix-Seneca Mid Cap Fund of Phoenix Multi-Portfolio Fund. Mr. Little also serves as a Portfolio Manager for Phoenix-Seneca Growth Fund and Phoenix-Seneca Mid-Cap "EDGE"[service mark] Fund of Phoenix-Seneca Funds. Mr. Little has been Director of Equities with Seneca or GMG/Seneca since December 1989. Before he joined GMG/Seneca, Mr. Little held positions as an analyst, board member, and regional manager with Smith Barney, NatWest Securities, and Montgomery Securities.

Ronald K. Jacks. Mr. Jacks has served as Co-Manager of the fund since January 1998. He also serves as Co-Manager of the Phoenix-Seneca Strategic Theme Fund of Phoenix Strategic Equity Series Fund and of the Phoenix-Seneca Mid Cap Fund of Phoenix Multi-Portfolio Fund. Mr. Jacks also serves as a Portfolio Manager for Phoenix-Seneca Growth Fund and Phoenix-Seneca Mid-Cap "EDGE"[service mark] Fund of Phoenix-Seneca Funds. Mr. Jacks was Secretary of the Phoenix-Seneca Funds from February 1996 through February 1998. Mr. Jacks was a Trustee of Phoenix-Seneca Funds from February 1996 through June 1997. Mr. Jacks has been a Portfolio Manager with Seneca or GMG/Seneca since July 1990.


12 Phoenix-Seneca Equity Opportunities Fund

IMPACT OF THE YEAR 2000 ISSUE ON FUND OPERATIONS


The Trustees have directed management to ensure that the systems used by service providers (Phoenix and its affiliates) in support of the funds' operations be assessed and brought into Year 2000 compliance. Based upon its assessments, Phoenix determined that it would be required to modify or replace portions of its software so that its computer systems would properly utilize dates beyond December 31, 1999. Phoenix management believes that the majority of these systems are already Year 2000 compliant. Phoenix believes that with modifications to existing software and conversions to new software, the Year 2000 issue will be mitigated. However, if the problem is not fully addressed, the fund may be negatively impacted.

Phoenix is utilizing both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. As of June 30, 1999, Phoenix mission-critical systems have been upgraded and tested for Year 2000 compliance. The total cost to become Year 2000 compliant is not an expense of the fund and is not expected to have a material impact on the operating results of Phoenix.






                                     Phoenix-Seneca Equity Opportunities Fund 13

PHOENIX-SENECA STRATEGIC THEME FUND
INVESTMENT RISK AND RETURN SUMMARY
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE

Phoenix-Seneca Strategic Theme Fund has an investment objective of long-term capital growth. There is no guarantee that the fund will achieve its objective.


PRINCIPAL INVESTMENT STRATEGIES


[arrow] The fund invests primarily in stocks of U.S. and foreign (non-U.S.)
        companies that the subadviser believes are well positioned to benefit from cultural, demographic, regulatory, social, or technological changes worldwide and that offer growth potential.


[arrow] The subadviser establishes strategic (major changes affecting markets for prolonged periods) and tactical (focused, short-term) investment themes that generally reflect trends that appear likely to drive stocks with:

        [bullet] similar technologies and products; or

        [bullet] embody social, economic, political and technological considerations; or

        [bullet] present a visionary idea or creative solution.

        The themes should offer substantial appreciation potential and exhibit some independence from economic cycles.

[arrow] The subadviser seeks to identify companies which are well positioned to benefit from an investment theme and possess:

        [bullet] satisfactory return on capital;

        [bullet] enhanced industry position; and

        [bullet] superior management skills.

[arrow] More than one theme may be pursued at a time and themes may change when the subadviser believes that the theme is saturated or fully exploited.

[arrow] The subadviser's investment strategy may result in a higher portfolio turnover rate for the fund. High portfolio turnover rates may increase costs to the fund, may negatively affect fund performance, and may increase capital gains distributions, resulting in greater tax liability to you.

Temporary Defensive Strategy: When, in the subadviser's opinion, adverse market conditions warrant, investments may be made in fixed income securities with or without warrants or

14 Phoenix-Seneca Strategic Theme Fund
conversion features. The fund may also pursue a policy of retaining cash or investing all or part of its assets in cash equivalents. In such instances, the fund may not achieve its stated objective.

Please refer to the Statement of Additional Information for more detailed information about these and other investment techniques of the fund.


PRINCIPAL RISKS

If you invest in this fund, you risk that you may lose your investment.


GENERAL


The value of the fund's investments that support your share value can decrease as well as increase. If between the time you purchase shares and the time you sell shares the value of the fund's investments decreases, you will lose money.


Conditions affecting the overall economy, specific industries or companies in which the fund invests can be worse than expected. As a result, the value of your shares may decrease.


THEME INVESTING

Theme investing is dependent upon the subadviser's ability to anticipate emerging market trends, exploit such investment opportunities and to thereafter sell securities once the theme is saturated.

There is no assurance that the themes selected will increase as the market increases.

If a limited number of themes are selected for fund investment, adverse economic, political or regulatory developments may have a greater adverse effect on the fund than if the fund invested in a larger number of themes.

Themes not selected for investment may prove more profitable than themes selected for investment by the subadviser.


SMALL CAPITALIZATIONS

Given the limited operating history and rapidly changing fundamental prospects, investment returns from smaller capitalization companies can be highly volatile. Small capitalization companies may be affected to a greater extent to changes in economic conditions, and conditions in particular industries are subject to varying patterns of trading volume and may, at times, be more difficult to sell.

FOREIGN INVESTING

Foreign markets and currencies may not perform as well as U.S. markets. Political and economic uncertainty in foreign countries, as well as less public information about foreign investments may negatively impact the fund's portfolio. Dividends and other income payable on foreign securities may be subject to foreign taxes. Some investments may be made in

                                          Phoenix-Seneca Strategic Theme Fund 15
currencies other than U.S. dollars that will fluctuate in value as a result of changes in the currency exchange rate.


IMPACT OF THE YEAR 2000 ISSUE ON FUND INVESTMENTS

The year 2000 issue is the result of computer programs being written using two rather than four digits to define the applicable year. There is the possibility that some or all of an entity's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If an entity whose securities are held by the fund does not "fix" its Year 2000 issue it is possible that its operations and financial results would be hurt. Also the cost of modifying computer programs to become Year 2000 compliant may hurt the financial performance and market price of companies whose securities are held by the fund.


PERFORMANCE TABLES

The bar chart and table below provide some indication of the risks of investing in the Phoenix-Seneca Strategic Theme Fund. The bar chart shows changes in the fund's Class A Shares performance from year to year.(1) The table below shows how the fund's average annual returns for one year and for the life of the fund compare to those of a broad-based securities market index. The fund's past performance is not necessarily an indication of how the fund will perform in the future.


[graphic omitted]

                               ANNUAL RETURN (%)

                                 CALENDAR YEAR
                             1996     1997     1998

                            15.19    17.05    44.52


(1) The fund's average annual returns in the chart above do not reflect the deduction of any sales charges. The returns would have been less than those shown if sales charges were deducted. During the period shown in the chart above, the highest return for a quarter was 37.17% (quarter ending December 31, 1998) and the lowest return for a quarter was (7.68)% (quarter ending September 30, 1998). Year to date performance (through June 30, 1999) is 16.83%.




16 Phoenix-Seneca Strategic Theme Fund

------------------------------------------------------------------------------------------------------------------
                                                                            Life of the Fund(2)
                                                                -------------------------------------------------
   Average Annual Total Returns
   (for the periods ending 12/31/98)(1)       One Year          Class A           Class B          Class C
------------------------------------------------------------------------------------------------------------------
   Class A Shares                              37.70%            24.79%             --                --
------------------------------------------------------------------------------------------------------------------
   Class B Shares                              39.60%              --             25.40%              --
------------------------------------------------------------------------------------------------------------------
   Class C Shares                              43.65%              --               --              33.39%
------------------------------------------------------------------------------------------------------------------
   S&P 500 Stock Index(3)                      28.76%            28.66%           28.66%            28.27%
------------------------------------------------------------------------------------------------------------------

(1) The fund's average annual returns in the table above reflect the deduction of the maximum sales charge for an investment in the fund's Class A Shares and a full redemption in the fund's Class B Shares.

(2) Class A and Class B Shares since October 16, 1995 and Class C Shares since November 3, 1997.

(3) The S&P 500 Stock Index is an unmanaged but commonly used measure of common stock total return performance. The S&P 500's performance does not reflect sales charges.


FUND EXPENSES
--------------------------------------------------------------------------------

                                                               CLASS A           CLASS B           CLASS C
                                                                SHARES            SHARES            SHARES
                                                                ------            ------            ------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (load) Imposed on Purchases (as a
percentage of offering price)                                   4.75%              None              None
Maximum Deferred Sales Charge (load) (as a percentage of
the lesser of the value redeemed or the amount invested)         None             5%(a)             1%(b)
Maximum Sales Charge (load) Imposed on Reinvested
Dividends                                                        None              None              None
Redemption Fee                                                   None              None              None
Exchange Fee                                                     None              None              None
                                                          -------------------------------------------------------

                                                               CLASS A           CLASS B           CLASS C
                                                                SHARES            SHARES            SHARES
                                                                ------            ------            ------
ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM FUND ASSETS)
Management Fees                                                 0.75%             0.75%             0.75%
Distribution and Service (12b-1) Fees (c)                       0.25%             1.00%             1.00%
Other Expenses                                                  0.38%             0.38%             0.38%
                                                                ----              ----              ----
TOTAL ANNUAL FUND OPERATING EXPENSES                            1.38%             2.13%             2.13%
                                                                ====              ====              ====

- ----------

(a) The maximum deferred sales charge is imposed on Class B Shares redeemed during the first year; thereafter, it decreases 1% annually to 2% during the fourth and fifth years and to 0% after the fifth year.

(b) The deferred sales charge is imposed on Class C Shares redeemed during the first year only.

(c) Distribution and Service Fees represent an asset-based sales charge that, for a long-term shareholder, may be higher than the maximum front-end sales charge permitted by the National Association of Securities Dealers, Inc. ("NASD").


                                          Phoenix-Seneca Strategic Theme Fund 17

EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. In the case of Class B Shares, it is assumed that your shares are converted to Class A after eight years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------------------------------------------------------------------------------------------------------------
   CLASS                       1 YEAR                3 YEARS               5 YEARS               10 YEARS
------------------------------------------------------------------------------------------------------------------
   Class A                      $609                  $891                  $1,194                $2,054
------------------------------------------------------------------------------------------------------------------

   Class B                      $616                  $867                  $1,144                $2,271
------------------------------------------------------------------------------------------------------------------

   Class C                      $316                  $667                  $1,144                $2,462
------------------------------------------------------------------------------------------------------------------

You would pay the following expenses if you did not redeem your shares:

------------------------------------------------------------------------------------------------------------------
   CLASS                       1 YEAR                3 YEARS               5 YEARS               10 YEARS
------------------------------------------------------------------------------------------------------------------

   Class B                      $216                  $667                  $1,144                $2,271

------------------------------------------------------------------------------------------------------------------
   Class C                      $216                  $667                  $1,144                $2,462
------------------------------------------------------------------------------------------------------------------


MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------

THE ADVISERS

Phoenix Investment Counsel, Inc. ("Phoenix") is the investment adviser to the fund and is located at 56 Prospect Street, Hartford, CT 06115. Phoenix also acts as the investment adviser for 14 other mutual funds, as subadviser to three mutual funds and as adviser to institutional clients. As of December 31, 1998, Phoenix had $23.9 billion in assets under management. Phoenix has acted as an investment adviser for over sixty years.

Seneca Capital Management LLC ("Seneca") is the investment subadviser to the fund and is located at 909 Montgomery Street, San Francisco, California 94133. Seneca acts as a subadviser to nine other mutual funds and as investment adviser to institutions and individuals. As of December 31, 1998, Seneca had $5.9 billion in assets under management. Seneca has

18 Phoenix-Seneca Strategic Theme Fund
been (with its predecessor, GMG/Seneca Capital Management LP ("GMG/Seneca")) an investment adviser since 1989.


Subject to the direction of the fund's Board of Trustees, Phoenix is responsible for managing the fund's investment program and the general operations of the fund. Seneca, as subadviser, is responsible for day-to-day management of the fund's portfolio. Seneca manages the fund's assets to conform with the investment policies as described in this prospectus. The fund pays Phoenix a monthly investment management fee that is accrued daily against the value of the fund's net assets at the following rates:



------------------------------------------------------------------------------------------------------------------

                                          $1(st) billion      $1+ billion through $2 billion      $2+ billion
------------------------------------------------------------------------------------------------------------------
   Management Fee                             0.75%                      0.70%                      0.65%
------------------------------------------------------------------------------------------------------------------

Phoenix pays Seneca a subadvisory fee at the following rates:

-------------------------------------------------------------------------------------------------------------------
                                          Up to           $201 million        $1+ billion
                                       $201 million       to $1 billion   through $2 billion     $2+ billion
-------------------------------------------------------------------------------------------------------------------
   Subadvisory Fee                          0.10%            0.375%             0.350%              0.325%
-------------------------------------------------------------------------------------------------------------------

During the fund's last fiscal year, the fund paid total management fees of $1,129,085. The ratio of management fees to average net assets for the fiscal year ended April 30, 1999 was 0.75%. The total advisory fee of 0.75% of the aggregate net assets of the fund is greater than that for most mutual funds; however, the Trustees have determined that it is comparable to fees charged by other mutual funds whose investment objectives are similar to those of the fund.


PORTFOLIO MANAGEMENT

Investment and trading decisions for the fund are made by a team of managers and analysts headed by Gail P. Seneca. The team leaders, which include Ms. Seneca, Richard D. Little and Ronald K. Jacks, are primarily responsible for the day-to-day decisions related to the fund.


Gail P. Seneca. Ms. Seneca has served as Co-Manager of the fund since April 1999. She also serves as Co-Manager of the Phoenix-Seneca Equity Opportunities Fund of Phoenix Strategic Equity Series Fund and of the Phoenix-Seneca Mid Cap Fund of Phoenix Multi-Portfolio Fund. Ms. Seneca also serves as a team leader for each of the Phoenix-Seneca Funds. Ms. Seneca has been the Chief Executive and Investment Officer of Seneca or GMG/Seneca since November 1989. From October 1987 until October 1989, she was Senior Vice President of the Asset Management Division of Wells Fargo Bank, and, from October 1983 to September 1987, she was Investment Strategist and Portfolio Manager for Chase Lincoln Bank, heading the fixed income division.



                                          Phoenix-Seneca Strategic Theme Fund 19

Richard D. Little. Mr. Little has served as Co-Manager of the fund since April 1999. He also serves as Co-Manager of the Phoenix-Seneca Equity Opportunities Fund of Phoenix Strategic Equity Series Fund and of the Phoenix-Seneca Mid Cap Fund of Phoenix Multi-Portfolio Fund. Mr. Little also serves as a Portfolio Manager for Phoenix-Seneca Growth Fund and Phoenix-Seneca Mid-Cap "EDGE"[service mark] Fund of Phoenix-Seneca Funds. Mr. Little has been Director of Equities with Seneca or GMG/Seneca since December 1989. Before he joined GMG/Seneca, Mr. Little held positions as an analyst, board member, and regional manager with Smith Barney, NatWest Securities, and Montgomery Securities.

Ronald K. Jacks. Mr. Jacks has served as Co-Manager of the fund since April 1999. He also serves as Co-Manager of the Phoenix-Seneca Equity Opportunities Fund of Phoenix Strategic Equity Series Fund and of the Phoenix-Seneca Mid Cap Fund of Phoenix Multi-Portfolio Fund. Mr. Jacks also serves as a Portfolio Manager for Phoenix-Seneca Growth Fund and Phoenix-Seneca Mid-Cap "EDGE"[service mark] Fund of Phoenix-Seneca Funds. Mr. Jacks was Secretary of the Phoenix-Seneca Funds from February 1996 through February 1998. Mr. Jacks was a Trustee of Phoenix-Seneca Funds from February 1996 through June 1997. Mr. Jacks has been a Portfolio Manager with Seneca or GMG/Seneca since July 1990.



IMPACT OF THE YEAR 2000 ISSUE ON FUND OPERATIONS


The Trustees have directed management to ensure that the systems used by service providers (Phoenix and its affiliates) in support of the funds' operations be assessed and brought into Year 2000 compliance. Based upon its assessments, Phoenix determined that it would be required to modify or replace portions of its software so that its computer systems would properly utilize dates beyond December 31, 1999. Phoenix management believes that the majority of these systems are already Year 2000 compliant. Phoenix believes that with modifications to existing software and conversions to new software, the Year 2000 issue will be mitigated. However, if the problem is not fully addressed, the fund may be negatively impacted.

Phoenix is utilizing both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. As of June 30, 1999, Phoenix mission-critical systems have been upgraded and tested for Year 2000 compliance. The total cost to become Year 2000 compliant is not an expense of the fund and is not expected to have a material impact on the operating results of Phoenix.



ADDITIONAL INVESTMENT TECHNIQUES
--------------------------------------------------------------------------------

Each of the funds may invest in convertible securities. Convertible securities have several unique investment characteristics, such as:

        [bullet] Higher yields than common stocks but lower yields than comparable nonconvertible securities;

20 Phoenix Strategic Equity Series Fund

        [bullet] Typically less fluctuation in value than the "underlying" common stock, that is, the common stock that the investor receives if he converts; and

        {bullet] The potential for capital appreciation if the market price of the underlying common stock increases.


PRICING OF FUND SHARES
--------------------------------------------------------------------------------

HOW IS THE SHARE PRICE DETERMINED?

The fund calculates a share price for each class of its shares. The share price is based on the net assets of the fund and the number of outstanding shares. In general, the fund calculates net asset value by:

        {bullet] adding the values of all securities and other assets of the fund,

        {bullet] subtracting liabilities, and

        {bullet] dividing by the total number of outstanding shares of the fund.

Asset Value: The fund's investments are valued at market value. If market quotations are not available, the fund determines a "fair value" for an investment according to rules and procedures approved by the Trustees. Foreign and domestic debt securities (other than short-term investments) are valued on the basis of broker quotations or valuations provided by a pricing service approved by the Trustees when such prices are believed to reflect the fair value of such securities. Foreign and domestic equity securities are valued at the last sale price or, if there has been no sale that day, at the last bid price, generally. Short-term investments having a remaining maturity of sixty days or less are valued at amortized cost, which the Trustees have determined approximates market value.

Liabilities: Class specific expenses, distribution fees, service fees and other liabilities are deducted from the assets of each class. Expenses and liabilities that are not class specific (such as management fees) are allocated to each class in proportion to each class's net assets, except where an alternative allocation can be more fairly made.

Net Asset Value: The liability allocated to a class plus any other expenses are deducted from the proportionate interest of such class in the assets of the fund. The resulting amount for each class is then divided by the number of shares outstanding of that class to produce each class's net asset value per share.

The net asset value per share of each class of the fund is determined on days when the New York Stock Exchange (the "NYSE") is open for trading as of the close of trading (normally 4:00 PM eastern time). The fund will not calculate its net asset values per share on days when the NYSE is closed for trading. Trading of securities held by the fund in foreign markets may

                                         Phoenix Strategic Equity Series Fund 21
negatively or positively impact the value of such securities on days when the fund neither trades securities nor calculates its net asset values (i.e., weekends and certain holidays).


AT WHAT PRICE ARE SHARES PURCHASED?

All investments received by the fund's authorized agents prior to the close of regular trading on the NYSE (normally 4:00 PM eastern time) will be executed based on that day's net asset value. Shares credited to your account from the reinvestment of fund distributions will be in full and fractional shares that are purchased at the closing net asset value on the next business day on which the fund's net asset value is calculated following the dividend record date.


SALES CHARGES
--------------------------------------------------------------------------------

WHAT ARE THE CLASSES AND HOW DO THEY DIFFER?

The fund presently offers two classes of shares of each fund, and an additional class of shares of the Strategic Theme Fund. Each class of shares has different sales and distribution charges (see "Fund Expenses" previously in this prospectus). The fund has adopted distribution and service plans allowed under Rule 12b-1 of the Investment Company Act of 1940 that authorize the fund to pay distribution and service fees for the sale of its shares and for services provided to shareholders.

WHAT ARRANGEMENT IS BEST FOR YOU?

The different classes permit you to choose the method of purchasing shares that is most beneficial to you. In choosing a class, consider the amount of your investment, the length of time you expect to hold the shares, whether you decide to receive distributions in cash or to reinvest them in additional shares, and any other personal circumstances. Depending upon these considerations, the accumulated distribution and service fees and contingent deferred sales charges of one class may be more or less than the initial sales charge and accumulated distribution and service fees of another class of shares bought at the same time. Because distribution and service fees are paid out of the fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Class A Shares. If you purchase Class A Shares, you will pay a sales charge at the time of purchase equal to 4.75% of the offering price (4.99% of the amount invested). The sales charge may be reduced or waived under certain conditions. Class A Shares are not subject to any charges by the fund when redeemed. Class A Shares have lower distribution and service fees (0.25%) and pay higher dividends than any other class.

Class B Shares. If you purchase Class B Shares, you will not pay a sales charge at the time of purchase. If you sell your Class B Shares within the first 5 years after they are purchased, you


22 Phoenix Strategic Equity Series Fund
will pay a sales charge of up to 5% of your shares' value. See "Deferred Sales Charge Alternative--Class B and Class C Shares" below. This charge declines to 0% over a period of 5 years and may be waived under certain conditions. Class B shares have higher distribution and service fees (1.00%) and pay lower dividends than Class A Shares. Class B Shares automatically convert to Class A Shares eight years after purchase. Purchase of Class B Shares may be inappropriate for any investor who may qualify for reduced sales charges of Class A Shares and anyone who is over 85 years of age. The underwriter may decline purchases in such situations.

Class C Shares. If you purchase Class C Shares, you will not pay a sales charge at the time of purchase. If you sell your Class C Shares within the first year after they are purchased, you will pay a sales charge of 1%. See "Deferred Sales Charge Alternative--Class B and Class C Shares" below. Class C Shares have the same distribution and service fees (1.00%) and pay comparable dividends as Class B Shares. Class C Shares do not convert to any other class of shares of the fund.

INITIAL SALES CHARGE ALTERNATIVE--CLASS A SHARES

The public offering price of Class A Shares is the net asset value plus a sales charge that varies depending on the size of your purchase (see "Class A Shares--Reduced Sales Charges: Combination Purchase Privilege" in the Statement of Additional Information). Shares purchased based on the automatic reinvestment of income dividends or capital gains distributions are not subject to any sales charges. The sales charge is divided between your investment dealer and the fund's underwriter (Phoenix Equity Planning Corporation or "PEPCO").


SALES CHARGE YOU MAY PAY TO PURCHASE CLASS A SHARES


                                                                       SALES CHARGE AS
                                                                       A PERCENTAGE OF
                                                       ----------------------------------------------------
AMOUNT OF                                                                                       NET
TRANSACTION                                                 OFFERING                           AMOUNT
AT OFFERING PRICE                                            PRICE                            INVESTED
-----------------------------------------------------------------------------------------------------------
Under $50,000                                                 4.75%                             4.99%
$50,000 but under $100,000                                    4.50                              4.71
$100,000 but under $250,000                                   3.50                              3.63
$250,000 but under $500,000                                   3.00                              3.09
$500,000 but under $1,000,000                                 2.00                              2.04
$1,000,000 or more                                            None                              None


DEFERRED SALES CHARGE ALTERNATIVE--CLASS B AND CLASS C SHARES

Class B and Class C Shares are purchased without an initial sales charge; however, shares sold within a specified time period are subject to a declining contingent deferred sales charge ("CDSC") at the rates listed below. The sales charge will be multiplied by the then current market value or the initial cost of the shares being redeemed, whichever is less. No sales charge will be imposed on increases in net asset value or on shares purchased through the reinvestment of income dividends or capital gains distributions. To minimize the sales charge,

                                         Phoenix Strategic Equity Series Fund 23
shares not subject to any charge will be redeemed first, followed by shares held the longest time. To calculate the amount of shares owned and time period held, all Class B Shares purchased in any month are considered purchased on the last day of the preceding month and all Class C Shares are considered purchased on the trade date.

DEFERRED SALES CHARGE YOU MAY PAY TO SELL CLASS B SHARES

  YEAR               1                2                3                 4                5                6+
----------------------------------------------------------------------------------------------------------------
CDSC                 5%               4%               3%                2%               2%                0%

DEFERRED SALES CHARGE YOU MAY PAY TO SELL CLASS C SHARES
(STRATEGIC THEME FUND ONLY)
  YEAR               1                2+
--------------------------------------------------------------------------------
CDSC                 1%               0%


YOUR ACCOUNT
--------------------------------------------------------------------------------

OPENING AN ACCOUNT

Your financial advisor can assist you with your initial purchase as well as all phases of your investment program. If you are opening an account by yourself, please follow the instructions outlined below.


STEP 1.

Your first choice will be the initial amount you intend to invest.

Minimum INITIAL investments:

        [bullet] $25 for individual retirement accounts, or accounts that use the systematic exchange privilege, or accounts that use the Investo-Matic program (see below for more information on the Investo-Matic program).

        [bullet] There is no initial dollar requirement for defined contribution plans, profit-sharing plans, or employee benefit plans. There is also no minimum for reinvesting dividends and capital gains into another account.

        [bullet] $500 for all other accounts.


24 Phoenix Strategic Equity Series Fund

Minimum ADDITIONAL investments:

        [bullet] $25 for any account.

        [bullet] There is no minimum for defined contribution plans, profit-sharing plans, or employee benefit plans. There is also no minimum for reinvesting dividends and capital gains into an existing account.

STEP 2.

Your second choice will be what class of shares to buy. The fund offers up to three classes of shares for individual investors. Each has different sales and distribution charges. Because all future investments in your account will be made in the share class you choose when you open your account, you should make your decision carefully. Your financial advisor can help you pick the share class that makes the most sense for your situation.


STEP 3.

Your next choice will be how you want to receive any dividends and capital gain distributions. Your options are:


        [bullet] Receive both dividends and capital gain distributions in additional shares;

        [bullet] Receive dividends in additional shares and capital gain distributions in cash;

        [bullet] Receive dividends in cash and capital gain distributions in additional shares; or

        [bullet] Receive both dividends and capital gain distributions in cash.


No interest will be paid on uncashed distribution checks.


                                         Phoenix Strategic Equity Series Fund 25

HOW TO BUY SHARES
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                     TO OPEN AN ACCOUNT
----------------------------------------------------------------------------------------------------------------
 Through a financial advisor         Contact your advisor. Some advisors may charge a fee.
----------------------------------------------------------------------------------------------------------------
 Through the mail                    Complete a New Account Application and send it with a check payable to the fund. Mail them to: State Street Bank, P.O. Box 8301, Boston, MA
                                     02266-8301.
----------------------------------------------------------------------------------------------------------------
 By Federal Funds wire               Call us at (800)243-1574 (press 1, then 0).
----------------------------------------------------------------------------------------------------------------
 Through express delivery            Complete a New Account Application and send it with a check payable to the fund. Send them to: Boston Financial Data Services, Attn: Phoenix Funds,
                                     66 Brooks Drive, Braintree, MA 02184.
----------------------------------------------------------------------------------------------------------------
 By Investo-Matic                    Complete the appropriate section on the application and send it with your initial investment payable to the fund. Mail them to: State Street Bank,
                                     P.O. Box 8301, Boston, MA 02266-8301.
----------------------------------------------------------------------------------------------------------------
 By telephone exchange               Call us at (800)243-1574 (press 1, then 0).
----------------------------------------------------------------------------------------------------------------


HOW TO SELL SHARES
--------------------------------------------------------------------------------

You have the right to have the fund buy back shares at the net asset value next determined after receipt of a redemption order by the fund's Transfer Agent or an authorized agent. In the case of a Class B or Class C Share redemption, you will be subject to the applicable deferred sales charge, if any, for such shares. Subject to certain restrictions, shares may be redeemed by telephone or in writing. In addition, shares may be sold through securities dealers, brokers or agents who may charge customary commissions or fees for their services. The fund does not charge any redemption fees. Payment for shares redeemed is made within seven days; however, redemption proceeds will not be disbursed until each check used for purchases of shares has been cleared for payment by your bank, which may take up to 15 days after receipt of the check.


26 Phoenix Strategic Equity Series Fund

-------------------------------------------------------------------------------------------------------------------
                                     TO SELL SHARES
-------------------------------------------------------------------------------------------------------------------
Through a financial advisor          Contact your advisor. Some advisors may charge a fee.
-------------------------------------------------------------------------------------------------------------------
Through the mail                     Send a letter of instruction and any share certificates (if you hold certificate shares) to: State Street Bank, P.O. Box 8301, Boston, MA
                                     02266-8301. Be sure to include the registered owner's name, fund and account number, number of shares or dollar value you wish to sell.
-------------------------------------------------------------------------------------------------------------------
Through express delivery             Send a letter of instruction and any share certificates (if you hold certificate shares) to: Boston Financial Data Services, Attn: Phoenix
                                     Funds, 66 Brooks Drive, Braintree, MA 02184. Be sure to include the registered owner's name, fund and account number.
-------------------------------------------------------------------------------------------------------------------
By telephone                         For sales up to $50,000 requests can be made by calling (800)243-1574.
-------------------------------------------------------------------------------------------------------------------
By telephone exchange                Call us at (800)243-1574 (press 1, then 0).
-------------------------------------------------------------------------------------------------------------------


THINGS YOU SHOULD KNOW WHEN SELLING SHARES
--------------------------------------------------------------------------------

You may realize a taxable gain or loss (for federal income tax purposes) if you redeem shares of the fund. The fund reserves the right to pay large redemptions "in-kind" (in securities owned by the fund rather than in cash). Large redemptions are those over $250,000 or 1% of the fund's net assets. Additional documentation will be required for redemptions by organizations, fiduciaries, or retirement plans, or if redemption is requested by anyone but the shareholder(s) of record. Transfers between broker-dealer "street" accounts are governed by the accepting broker-dealer. Questions regarding this type of transfer should be directed to your financial advisor. Redemption requests will not be honored until all required documents in proper form have been received. To avoid delay in redemption or transfer, shareholders having questions about specific requirements should contact the fund's Transfer Agent at (800) 243-1574.


REDEMPTIONS BY MAIL

[arrow] If you are selling shares held individually, jointly, or as custodian under the Uniform Gifts to Minors Act or Uniform Transfers to Minors Act.

        Send a clear letter of instructions if all of these apply:

        [bullet] The proceeds do not exceed $50,000.

        [bullet] The proceeds are payable to the registered owner at the address on record.


                                         Phoenix Strategic Equity Series Fund 27

        Send a clear letter of instructions with a signature guarantee when any of these apply:

        [bullet] You are selling more than $50,000 worth of shares.

        [bullet] The name or address on the account has changed within the last
                 60 days.

        [bullet] You want the proceeds to go to a different name or address than on the account.

[arrow] If you are selling shares held in a corporate or fiduciary account, please contact the fund's Transfer Agent at (800) 243-1574.

If required, the signature guarantee on your request must be by an eligible guarantor institution as defined by the fund's Transfer Agent in accordance with its signature guarantee procedures. Currently, such procedures generally permit guarantees by banks, broker dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations.


SELLING SHARES BY TELEPHONE

The Transfer Agent will use reasonable procedures to confirm that telephone instructions are genuine. Address and bank account information are verified, redemption instructions are taped, and all redemptions are confirmed in writing.

The individual investor bears the risk from instructions given by an unauthorized third-party that the Transfer Agent reasonably believed to be genuine.

The Transfer Agent may modify or terminate the telephone redemption privilege at any time with 60 days notice to shareholders.

During times of drastic economic or market changes, telephone redemptions may be difficult to make or temporarily suspended.


ACCOUNT POLICIES
--------------------------------------------------------------------------------

ACCOUNT REINSTATEMENT PRIVILEGE

For 180 days after you sell your Class A, Class B or Class C Shares, you can purchase Class A Shares of any fund at net asset value, with no sales charge, by reinvesting all or part of your proceeds, but not more. Send your written request to State Street Bank, P.O. Box 8301, Boston, MA 02266-8301. You can call us at (800)243-1574 for more information.

Please remember, a redemption and reinvestment are considered to be a sale and purchase for tax-reporting purposes. Class B shareholders who have had the contingent deferred sales charge waived because they are in the Systematic Withdrawal Program are not eligible for this reinstatement privilege.

28 Phoenix Strategic Equity Series Fund

REDEMPTION OF SMALL ACCOUNTS

Due to the high cost of maintaining small accounts, if your account balance is less than $200, you may receive a notice requesting you to bring the balance up to $200 within 60 days. If you do not, the shares in the account will be sold at net asset value, and a check will be mailed to the address of record.


EXCHANGE PRIVILEGES

You should read the prospectus carefully before deciding to make an exchange. You can obtain a prospectus from your financial advisor or by calling us at
(800)243-4361 or accessing our Web site at www.phoenixinvestments.com.

        [bullet] You may exchange shares for another fund in the same class of shares; e.g., Class A for Class A.

        [bullet] Exchanges may be made by phone ((800)243-1574) or by mail
                 (State Street Bank, P.O. Box 8301, Boston, MA 02266-8301).

        [bullet] The amount of the exchange must be equal to or greater than the minimum initial investment required.

        [bullet] The exchange of shares is treated as a sale and a purchase for federal income tax purposes.

        [bullet] Because excessive trading can hurt fund performance and harm other shareholders, the fund reserves the right to temporarily or permanently end exchange privileges or reject an order from anyone who appears to be attempting to time the market, including investors who request more than one exchange in any 30-day period. The fund's underwriter has entered into agreements with certain timing firms permitting them to exchange by telephone. These privileges are limited, and the fund distributor has the right to reject or suspend them.


RETIREMENT PLANS

Shares of the fund may be used as investments under the following qualified prototype retirement plans: traditional IRA, rollover IRA, SIMPLE IRA, Roth IRA, 401(k) plans, profit-sharing, money purchase plans, and 403(b) plans. For more information, call (800)243-4361.


INVESTOR SERVICES
--------------------------------------------------------------------------------

INVESTO-MATIC is a systematic investment plan that allows you to have a specified amount automatically deducted from your checking or savings account and then deposited into your

                                         Phoenix Strategic Equity Series Fund 29
mutual fund account. Just complete the Investo-Matic Section on the application and include a voided check.

SYSTEMATIC EXCHANGE allows you to automatically move money from one Phoenix Fund to another on a monthly, quarterly, semiannual or annual basis. Shares of one Phoenix Fund will be exchanged for shares of the same class of another fund at the interval you select. To sign up, just complete the Systematic Exchange Section on the application.

TELEPHONE EXCHANGE lets you exchange shares of one fund for the same class of shares in another fund, using our customer service telephone service. See the Telephone Exchange Section on the application.

SYSTEMATIC WITHDRAWAL PROGRAM allows you to periodically redeem a portion of your account on a predetermined monthly, quarterly, semiannual, or annual basis. Sufficient shares will be redeemed on the 15(th) of the month at the closing net asset value so that the payment is made about the 20(th) of the month. The program also provides for redemptions on or about the 10(th), 15(th), or 25(th) with proceeds directed through Automated Clearing House (ACH) to your bank. The minimum withdrawal is $25, and minimum account balance requirements continue. Shareholders in the program must own fund shares worth at least $5,000.


TAX STATUS OF DISTRIBUTIONS
--------------------------------------------------------------------------------

The fund plans to make distributions from net investment income at intervals stated on the table below and to distribute net realized capital gains, if any, at least annually.

-------------------------------------------------------------------------------------------------------------------

   FUND                                                                    DIVIDEND PAID
-------------------------------------------------------------------------------------------------------------------
   Small Cap Fund                                                           Semiannually
-------------------------------------------------------------------------------------------------------------------
   Equity Opportunities Fund                                                Semiannually
-------------------------------------------------------------------------------------------------------------------
   Strategic Theme Fund                                                     Semiannually
-------------------------------------------------------------------------------------------------------------------

Distributions of short-term capital gains and net investment income are taxable to shareholders as ordinary income. Long-term capital gains, if any, distributed to shareholders and which are designated by the fund as capital gains distributions, are taxable to shareholders as long-term capital gain distributions regardless of the length of time you have owned your shares.

Unless you elect to receive distributions in cash, dividends and capital gain distributions are paid in additional shares. All distributions, cash or additional shares, are subject to federal income tax and may be subject to state, local and other taxes.

30 Phoenix Strategic Equity Series Fund

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

These tables are intended to help you understand the funds' financial performance for the past five years or for the life of the funds. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the funds (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent accountants. Their report, together with the funds' financial statements, are included in the funds' most recent Annual Report, which is available upon request.

PHOENIX-ENGEMANN SMALL CAP FUND

                                                                        CLASS A
                                             --------------------------------------------------------------------
                                                                                                FROM INCEPTION
                                                            YEAR ENDED APRIL 30,                  10/16/95 TO
                                                   1999              1998            1997           4/30/96
                                                   ----              ----            ----           -------
Net asset value, beginning of period              $17.37            $14.13           $16.74          $10.00
INCOME FROM INVESTMENT OPERATIONS
   Net investment income (loss)                    (0.14)(5)         (0.08)(5)        (0.05)(5)       (0.04)(1)(5)
   Net realized and unrealized gain (loss)         (0.88)             6.80            (2.53)           6.79
                                                  ------            ------           ------          ------
     TOTAL FROM INVESTMENT OPERATIONS              (1.02)             6.72            (2.58)           6.75
                                                  ------            ------           ------          ------
LESS DISTRIBUTIONS
   Dividends from net realized gains               (0.61)            (3.48)           (0.02)             --

   In excess of accumulated net realized gains        --                --            (0.01)             --
                                                  ------            ------           ------          ------
     TOTAL DISTRIBUTIONS                           (0.61)            (3.48)           (0.03)          (0.01)
                                                  ------            ------           ------          ------
Change in net asset value                          (1.63)             3.24            (2.61)           6.74
                                                  ------            ------           ------          ------
NET ASSET VALUE, END OF PERIOD                    $15.74            $17.37           $14.13          $16.74
                                                  ======            ======           ======          ======
Total return(2)                                    (5.66)%           52.33%          (15.43)%         67.48%(4)
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (thousands)           $121,313          $203,560         $155,089         $98,372
RATIO TO AVERAGE NET ASSETS OF:
   Operating Expenses                               1.46%(6)          1.31%            1.37%           1.50%(3)
   Net investment income (loss)                    (0.95)%           (0.48)%          (0.28)%         (0.53)%(3)
Portfolio turnover                                   276%              498%             325%            103%(4)

- ----------

(1) Includes reimbursement of operating expenses by investment advisor of $0.02.

(2) Maximum sales charge is not reflected in total return calculation.
(3) Annualized.
(4) Not annualized.
(5) Computed using average shares outstanding.
(6) For the year ended April 30, 1999, the ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                         Phoenix Strategic Equity Series Fund 31

--------------------------------------------------------------------------------

PHOENIX-ENGEMANN SMALL CAP FUND

                                                                            CLASS B
                                                  -----------------------------------------------------------------
                                                                                                 FROM INCEPTION
                                                             YEAR ENDED APRIL 30,                  10/16/95 TO
                                                    1999              1998            1997           4/30/96
                                                    ----              ----            ----           -------
Net asset value, beginning of period               $16.99            $13.98           $16.68          $10.00
INCOME FROM INVESTMENT OPERATIONS
   Net investment income (loss)                     (0.25)(5)         (0.21)(5)        (0.17)(5)       (0.09)(1)(5)
   Net realized and unrealized gain (loss)          (0.87)             6.70            (2.50)           6.77
                                                   ------            ------           ------          ------
     TOTAL FROM INVESTMENT OPERATIONS               (1.12)             6.49            (2.67)           6.68
                                                   ------            ------           ------          ------
LESS DISTRIBUTIONS
   Dividends from net realized gains                (0.61)            (3.48)           (0.02)             --
   In excess of accumulated net realized gains         --                --            (0.01)             --
                                                   ------            ------           ------          ------
     TOTAL DISTRIBUTIONS                            (0.61)            (3.48)           (0.03)             --
                                                   ------            ------           ------          ------
Change in net asset value                           (1.73)             3.01            (2.70)           6.68
                                                   ------            ------           ------          ------
NET ASSET VALUE, END OF PERIOD                     $15.26            $16.99           $13.98          $16.68
                                                   ======            ======           ======          ======
Total return(2)                                     (6.39)%           51.16%          (16.03)%         66.80%(4)
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (thousands)             $89,349          $147,785          $97,647         $45,168
RATIO TO AVERAGE NET ASSETS OF:
   Operating Expenses                                2.21%(6)          2.06%            2.12%           2.26%(3)
   Net investment income (loss)                     (1.70)%           (1.22)%          (1.03)%         (1.44)%(3)
Portfolio turnover                                    276%              498%             325%            103%(4)



PHOENIX-SENECA EQUITY OPPORTUNITIES FUND

                                                                              CLASS A
                                                  -----------------------------------------------------------------------
                                                                       YEAR ENDED APRIL 30,
                                                     1999          1998         1997          1996          1995
                                                     ----          ----         ----          ----          ----
Net asset value, beginning of period               $8.04          $6.89         $8.81        $7.40         $7.31
INCOME FROM INVESTMENT OPERATIONS

   Net investment income (loss)                    (0.02)(5)      (0.04)(5)     (0.03)(5)    (0.04)(5)      0.04

   Net realized and unrealized gain (loss)          1.33           2.82         (0.90)        2.34          0.58
                                                   -----          -----         -----        -----         -----
     TOTAL FROM INVESTMENT OPERATIONS               1.31           2.78         (0.93)        2.30          0.62
                                                   -----          -----         -----        -----         -----
LESS DISTRIBUTIONS
   Dividends from net investment income               --             --            --           --         (0.05)
   Dividends from net realized gains               (0.63)         (1.63)        (0.94)       (0.89)        (0.48)
   In excess of accumulated net realized gains        --             --         (0.05)          --            --
                                                   -----          -----         -----        -----         -----
     TOTAL DISTRIBUTIONS                           (0.63)         (1.63)        (0.99)       (0.89)        (0.53)
                                                   -----          -----         -----        -----         -----
Change in net asset value                           0.68           1.15         (1.92)        1.41          0.09
                                                   -----          -----         -----        -----         -----
NET ASSET VALUE, END OF PERIOD                     $8.72          $8.04         $6.89        $8.81         $7.40
                                                   =====          =====         =====        =====         =====

Total return(2)                                    17.08%         44.66%       (12.19)%      32.86%         9.16%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (thousands)           $201,789       $194,296      $163,396     $213,600      $179,666
RATIO TO AVERAGE NET ASSETS OF:

   Operating Expenses                               1.24%(6)       1.18%         1.23%        1.25%         1.32%
   Net investment income (loss)                    (0.21)%        (0.55)%       (0.39)%      (0.53)%        0.60%

Portfolio turnover                                   143%           371%          412%         302%          358%

- ----------

(1) Includes reimbursement of operating expenses by investment advisor of $0.02.
(2) Maximum sales charge is not reflected in total return calculation.
(3) Annualized.
(4) Not annualized.
(5) Computed using average shares outstanding.
(6) For the year ended April 30, 1999, the ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.


32 Phoenix Strategic Equity Series Fund

--------------------------------------------------------------------------------


PHOENIX-SENECA EQUITY OPPORTUNITIES FUND

                                                                               CLASS B
                                                 -------------------------------------------------------------------------
                                                                    YEAR ENDED APRIL 30,              FROM INCEPTION
                                                                                                        7/19/94 TO
                                                      1999          1998         1997         1996        4/30/95
                                                      ----          ----         ----         ----        -------
Net asset value, beginning of period                 $7.80         $6.77         $8.73        $7.39         $7.28
INCOME FROM INVESTMENT OPERATIONS

   Net investment income (loss)                      (0.08)(5)     (0.10)(5)     (0.09)(5)    (0.10)(5)      0.00

   Net realized and unrealized gain (loss)            1.28          2.76         (0.88)        2.33          0.59
                                                     -----         -----         -----        -----         -----
     TOTAL FROM INVESTMENT OPERATIONS                 1.20          2.66         (0.97)        2.23          0.59
                                                     -----         -----         -----        -----         -----
LESS DISTRIBUTIONS
   Dividends from net investment income                 --            --            --           --            --
   Dividends from net realized gains                 (0.63)        (1.63)        (0.94)       (0.89)        (0.48)
   In excess of accumulated net realized gains          --            --         (0.05)          --            --
                                                     -----         -----         -----        -----         -----
     TOTAL DISTRIBUTIONS                             (0.63)        (1.63)        (0.99)       (0.89)        (0.48)
                                                     -----         -----         -----        -----         -----
Change in net asset value                             0.57          1.03         (1.96)        1.34          0.11
                                                     -----         -----         -----        -----         -----
NET ASSET VALUE, END OF PERIOD                       $8.37         $7.80         $6.77        $8.73         $7.39
                                                     =====         =====         =====        =====         =====

Total return(2)                                      16.18%        43.58%       (12.79)%      31.92%         8.69%(4)

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (thousands)               $2,677        $2,051        $1,666       $1,348          $525
RATIO TO AVERAGE NET ASSETS OF:

   Operating Expenses                                 1.99%(7)      1.93%         1.98%        2.06%         2.15%(3)
   Net investment income (loss)                      (0.97)%       (1.30)%       (1.15)%      (1.18)%       (0.06)%(3)

Portfolio turnover                                     143%          371%          412%         302%          358%


PHOENIX-SENECA STRATEGIC THEME FUND

                                                                           CLASS A
                                              --------------------------------------------------------------------------
                                                                                                FROM INCEPTION
                                                            YEAR ENDED APRIL 30,                  10/16/95 TO
                                                   1999              1998            1997           4/30/96
                                                   ----              ----            ----           -------
Net asset value, beginning of period              $13.70            $12.03           $12.37          $10.00
INCOME FROM INVESTMENT OPERATIONS(6)
   Net investment income (loss)                    (0.11)(5)         (0.04)(5)         0.06(5)         0.00(1)(5)
   Net realized and unrealized gain (loss)          6.03              4.03            (0.38)           2.39
                                                  ------            ------           ------          ------
     TOTAL FROM INVESTMENT OPERATIONS               5.92              3.99            (0.32)           2.39
                                                  ------            ------           ------          ------
LESS DISTRIBUTIONS
   Dividends from net investment income               --                --            (0.01)             --
   Dividends from net realized gains               (1.40)            (2.29)              --              --
   In excess of net investment income                 --             (0.03)              --              --
   In excess of accumulated net realized gains        --                --            (0.01)             --
   Tax return of capital                              --                --               --           (0.02)
                                                  ------            ------           ------          ------
     TOTAL DISTRIBUTIONS                           (1.40)            (2.32)           (0.02)          (0.02)
                                                  ------            ------           ------          ------
Change in net asset value                           4.52              1.67            (0.34)           2.37
                                                  ------            ------           ------          ------
NET ASSET VALUE, END OF PERIOD                    $18.22            $13.70           $12.03          $12.37
                                                  ======            ======           ======          ======
Total return(2)                                    44.91%            36.22%           (2.57)%         23.89%(4)
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (thousands)           $107,871           $89,884          $77,827         $33,393
RATIO TO AVERAGE NET ASSETS OF:
   Operating Expenses                               1.38%(7)          1.33%            1.40%           1.40%(3)
   Net investment income (loss)                    (0.72)%           (0.26)%           0.49%          (0.09)%(3)
Portfolio turnover                                   205%              618%             532%            175%(4)
- ----------

(1) Includes reimbursement of operating expenses by investment advisor of $0.04.

(2) Maximum sales charge is not reflected in total return calculation.

(3) Annualized.

(4) Not annualized.
(5) Computed using average shares outstanding.
(6) Distributions are made in accordance with the prospectus; however, class level per share income from investment operations may vary from anticipated results depending on the timing of share purchases and redemptions.
(7) For the year ended April 30, 1999, the ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                         Phoenix Strategic Equity Series Fund 33

--------------------------------------------------------------------------------

PHOENIX-SENECA STRATEGIC THEME FUND

                                                                             CLASS B
                                                    -------------------------------------------------------------------
                                                                                                  FROM INCEPTION
                                                              YEAR ENDED APRIL 30,                  10/16/95 TO
                                                      1999             1998            1997           4/30/96
                                                      ----             ----            ----           -------
Net asset value, beginning of period                 $13.46           $11.91           $12.33          $10.00
INCOME FROM INVESTMENT OPERATIONS(6)
   Net investment income (loss)                       (0.22)(5)        (0.14)(5)        (0.03)(5)       (0.06)(1)(5)
   Net realized and unrealized gain (loss)             5.91             3.98            (0.38)           2.40
                                                     ------           ------           ------          ------
     TOTAL FROM INVESTMENT OPERATIONS                  5.69             3.84            (0.41)           2.34
                                                     ------           ------           ------          ------
LESS DISTRIBUTIONS
   Dividends from net investment income                  --               --               --              --
   Dividends from net realized gains                  (1.40)           (2.29)              --              --
   In excess of net investment income                    --               --               --              --
   In excess of accumulated net realized gains           --               --            (0.01)             --
   Tax return of capital                                 --               --               --           (0.01)
                                                     ------           ------           ------          ------
     TOTAL DISTRIBUTIONS                              (1.40)           (2.29)           (0.01)          (0.01)
                                                     ------           ------           ------          ------
Change in net asset value                              4.29             1.55            (0.42)           2.33
                                                     ------           ------           ------          ------
NET ASSET VALUE, END OF PERIOD                       $17.75           $13.46           $11.91          $12.33
                                                     ======           ======           ======          ======
Total return(2)                                       43.98%           35.18%           (3.31)%         23.41%(4)
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (thousands)               $84,698          $66,107          $49,843         $11,920
RATIO TO AVERAGE NET ASSETS OF:
   Operating Expenses                                  2.13%(7)         2.08%            2.15%           2.16%(3)
   Net investment income (loss)                       (1.48)%          (1.02)%          (0.23)%         (1.06)%(3)
Portfolio turnover                                      205%             618%             532%            175%(4)

PHOENIX-SENECA STRATEGIC THEME FUND

                                                               CLASS C
                                                  ----------------------------------
                                                     YEAR ENDED     FROM INCEPTION
                                                      APRIL 30,       11/3/97 TO
                                                        1999            4/30/98
                                                        ----            -------
Net asset value, beginning of period                   $13.47            $14.93

INCOME FROM INVESTMENT OPERATIONS(6)
   Net investment income (loss)                         (0.22)(5)         (0.05)(5)

   Net realized and unrealized gain (loss)               5.90              0.88
                                                       ------            ------
     TOTAL FROM INVESTMENT OPERATIONS                    5.68              0.83
                                                       ------            ------
LESS DISTRIBUTIONS
   Dividends from net realized gains                    (1.40)            (2.29)
                                                       ------            ------
     TOTAL DISTRIBUTIONS                                (1.40)            (2.29)
                                                       ------            ------
Change in net asset value                                4.28             (1.46)
                                                       ------            ------
NET ASSET VALUE, END OF PERIOD                         $17.75            $13.47
                                                       ======            ======

Total return(2)                                         43.87%             7.92%(4)

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (thousands)                    $682              $267
RATIO TO AVERAGE NET ASSETS OF:

   Operating Expenses                                    2.13%(7)          2.08%(3)
   Net investment income (loss)                         (1.47)%           (0.87)%(3)
Portfolio turnover                                        205%              618%(4)

- ----------


(1) Includes reimbursement of operating expenses by investment advisor of $0.04.
(2) Maximum sales charge is not reflected in total return calculation.
(3) Annualized.
(4) Not annualized.
(5) Computed using average shares outstanding.
(6) Distributions are made in accordance with the prospectus; however, class level per share income from investment operations may vary from anticipated results depending on the timing of share purchases and redemptions.
(7) For the year ended April 30, 1999, the ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.


34 Phoenix Strategic Equity Series Fund

ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

STATEMENT OF ADDITIONAL INFORMATION

The fund has filed a Statement of Additional Information about the fund, dated August 27, 1999, with the Securities and Exchange Commission. The Statement contains more detailed information about the fund. It is incorporated into this prospectus by reference and is legally part of the prospectus. You may obtain a free copy of the Statement:

[arrow] by writing to Phoenix Equity Planning Corporation, 100 Bright Meadow
        Blvd., P.O. Box 2200, Enfield, Connecticut 06083-2200 or

[arrow] by calling (800) 243-4361.

You may also obtain information about the fund from the Securities and Exchange
Commission:

[arrow] through its internet site (http://www.sec.gov),

[arrow] by visiting its Public Reference Room in Washington, DC or

[arrow] by writing to its Public Reference Section, Washington, DC 20549-6009
        (a fee may be charged).

Information about the operation of the Public Reference Room may be obtained by calling (800) SEC-0330.


SHAREHOLDER REPORTS

The fund semiannually mails to its shareholders detailed reports containing information about the fund's investments. The fund's Annual Report contains a detailed discussion of the market conditions and investment strategies that significantly affected the fund's performance from May 1 through April 30. You may request a free copy of the fund's Annual and Semiannual Reports:

[arrow] by writing to Phoenix Equity Planning Corporation, 100 Bright Meadow
        Blvd., P.O. Box 2200, Enfield, Connecticut 06083-2200 or

[arrow] by calling (800) 243-4361.

                        CUSTOMER SERVICE: (800) 243-1574
                            MARKETING: (800) 243-4361
                        TELEPHONE ORDERS: (800) 367-5877
                 TELECOMMUNICATION DEVICE (TTY): (800) 243-1926



SEC File Nos. 33-6931 and 811-4727   Printed on recycled paper using soybean ink


                                         Phoenix Strategic Equity Series Fund 35

PHOENIX EQUITY PLANNING CORPORATION
PO Box 2200
Enfield CT 06083-2200


[LOGO] PHOENIX
       INVESTMENT PARTNERS






PXP 690 (8/99)